EXHIBIT 23


RYDER SCOTT COMPANY
_____________________

PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580                       FAX (713) 651-0849
1100 LOUISIANA, SUITE 3800                              TELEPHONE (713) 651-9191
HOUSTON, TEXAS 77002-5218





                      CONSENT OF RYDER SCOTT COMPANY, L.P.




         As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to all references to our firm's name and the inclusion of our report dated March 2, 2010 of the Estimated Future Reserves and Income Attributable to Certain Leasehold Interests as of February 28, 2009 of Mainland Resources Inc. (the "Reserve Report") as an exhibit to the Annual Report on Form 10-K for fiscal year ended February 28, 2009 initially filed with the Securities and Exchange Commission on or about May 29, 2009.



                                             /s/ RYDER SCOTT COMPANY, L.P.
                                             ________________________________
                                                 Ryder Scott Company, L.P.
                                                 TBPE Firm License No. F-1580


Houston, Texas
March 15, 2010




1200, 530 8TH  AVENUE, S.W.                                   TEL (403) 262-2799
CALGARY, ALBERTA T2P 3S8                                      FAX (403) 262-2790

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